UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 28, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously reported, on April 7, 2016, Navidea Biopharmaceuticals, Inc. (the “Company”) received a notice from Capital Royalty Partners II L.P., as Secured Party and as Control Agent, Capital Royalty Partners II – Parallel Fund “A” L.P., as Secured Party, and Parallel Investment Opportunities Partners II L.P., as Secured Party (collectively, “CRG”), pursuant to the Term Loan Agreement, dated May 8, 2015, as amended by Amendment 1 to Term Loan Agreement, dated as of December 23, 2015 (as amended, the “Loan Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto and CRG. In the notice, CRG claimed that certain Events of Default had occurred under the Loan Agreement and that CRG, as a result, was entitled to certain remedies set forth in the Loan Agreement.

On April 28, 2016, the Company received a further notice from CRG informing the Company that CRG commenced exercising its remedies, including with respect to cash collateral. In that regard, CRG informed the Company that it had delivered notices to exercise control of the Company’s accounts pursuant to the blocked account control and pledge collateral account control agreements with CRG. On May 2, 2016, the Company successfully sought a temporary restraining order in Harris County Court, Texas, in which the court enjoined CRG from causing any further “freeze” of the Company’s accounts and required CRG to restore the accounts to the position they were in prior to CRG’s April 28, 2016 acts, pending a more complete review of the Company’s and CRG’s positions in the lawsuit in a hearing scheduled for May 16, 2016.

The Company is maintaining its position that the alleged claims do not constitute Events of Default under the Loan Agreement and intends to vigorously defend against these claims. The Company continues to evaluate its options, including the possible assertion of counterclaims.

The description of the notice set forth above does not purport to be complete and is qualified by reference to the notice, a copy of which is set forth herein as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2016, Gordon Troup resigned, effective immediately, as a member of the board of directors of the Company and from the Audit Committee. As per Mr. Troup’s letter of resignation, he was resigning as a result of his disagreement with the “direction, governance and control of the Company as evidenced by the recent management, operational, financial and strategic issues being unilaterally decided by the executive committee without any input, discussion nor approval of the full Board.”

A copy of Mr. Troup’s resignation letter, in the form of an e-mail, is filed as Exhibit 17.1 to this Current Report. The Company has provided Mr. Troup with a copy of the foregoing disclosure and has provided him with the opportunity to furnish the Company with a letter stating whether he agrees with the statements made by the Company in response to this item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

17.1	Letter from Gordon Troup, dated as of April 28, 2016.

99.1	Notice from CRG, dated April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 3, 2016	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Operating Officer

Exhibit Index

Exhibit
Number	Exhibit Description

17.1	Letter from Gordon Troup, dated as of April 28, 2016.

99.1	Notice from CRG, dated April 28, 2016.